Exhibit 10.1
SECOND ASSIGNMENT AND SECOND AMENDMENT TO AGREEMENT OF
PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS
     This Second Assignment and Second Amendment to Agreement of Purchase and Sale and Joint Escrow Instructions (this “Agreement”) is entered into by CENTURY STEEL, INC., a Nevada corporation (“Assignor”), CENTURY PROPERTIES HENDERSON 18 LLC, a Nevada limited liability company (“Assignee”), and PIONEER AMERICAS LLC, a Delaware limited liability company, as successor to Pioneer Chlor Alkali Company Inc. (“Seller”), effective March 31, 2006 (“Effective Date”).
RECITALS:
     A. Marnell Properties, LLC, a Nevada limited liability company (“Marnell”), and Seller executed an Agreement of Purchase and Sale and Joint Escrow Instructions (“Purchase and Sale Agreement”) effective as of June 3, 2005 (Marnell’s entire right, title and interest under the Purchase and Sale Agreement is referred to as the “Purchase Interest”); and,
     B. Effective October 31, 2005, Marnell assigned its Purchase Interest as the Buyer under the Purchase and Sale Agreement to Assignor; and,
     C. Assignor wishes to transfer and assign the Purchase Interest to Assignee, such that Assignee will now become the “Buyer” under the Purchase and Sale Agreement; and,
     D. Assignee and Seller wish to amend the Purchase and Sale Agreement.
     NOW, THEREFORE, Assignor and Assignee agree as follows:
     1. Assignment. Assignor assigns to Assignee the Purchase Interest. The Purchase Interest includes, without limitation, (a) Assignor’s interest in any payments it made or has received the benefit of, in accordance with the Purchase and Sale Agreement or the First Assignment, and (b) Assignor’s interest in the escrow opened in accordance with the Purchase and Sale Agreement.
     2. Assumption. Assignee accepts the assignment of the Purchase Interest from Assignor. Assignee shall perform the obligations that the “Buyer” under the Purchase and Sale Agreement is required to perform after the Effective Date.
     3. Seller’s Consent. Seller consents to the assignment of the Purchase Interest described herein. This consent does not release Marnell or Assignor from any liability or responsibility under the Purchase and Sale Agreement and Assignor shall be liable to Seller for any default or breach of the Purchase and Sale Agreement on the part of Assignee. This consent does not extend to future assignments or other transfers of the Purchase Interest.

     4. Amendment of the Purchase and Sale Agreement.
     a. The last two sentences of Section 9(b) of the Purchase and Sale Agreement shall be replaced with the following sentence:
The Closing shall be extended to June 30, 2006.
     b. The Purchase Agreement is amended by adding a reference to Assignee, whose mailing address is:
Century Properties Henderson 18 LLC
3613 Procyon Avenue
Las Vegas, NV 89103
     c. Save and except as amended by this Agreement, the Purchase and Sale Agreement remains unmodified and in full force and effect.
     5. Counterparts. The parties may sign this Agreement in counterparts. The signature pages from the counterparts may be attached to one counterpart to form a single document.

ASSIGNOR:		ASSIGNEE:

CENTURY STEEL, INC.,		CENTURY PROPERTIES HENDERSON 18 LLC,
a Nevada corporation		a Nevada limited liability company

By:	/s/ Todd L. Leany	By:	Lynn M. Leany

	Todd L. Leany		Lynn M. Leany
	Its President		Its Manager
SELLER:
PIONEER AMERICAS LLC,
a Delaware limited liability company,
as successor to Pioneer Chlor Alkali
Company Inc.

By:	Michael Y. McGovern

Michael Y. McGovern
Its President and CEO

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